Exhibit 99.1

PRESS RELEASE

FOR RELEASE 7/28/08 @ 1:05PM

AnalogicTech Reports Financial Results for the Second Quarter 2008

Santa Clara, CA – July 28, 2008 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the second quarter ended June 30, 2008.

Net revenue for the second quarter of 2008 was $21.2 million, a decrease of 18.1% over net revenue of $25.8 million for the second quarter of 2007 and a sequential decrease of 15.6% from net revenue of $25.1 million for the first quarter of 2008.

Net loss for the second quarter of 2008 was $3.8 million, or $0.08 per diluted share. This compares to net loss of $0.9 million, or $0.02 per diluted share, for the second quarter of 2007, and net income of $0.4 million or $0.01 per diluted share, for the first quarter of 2008. On a non-GAAP basis, excluding stock-based compensation expense, amortization of acquired intangibles, in-process research and development and severance-related expenses, net of taxes, net loss for the second quarter of 2008 was $1.8 million, or $0.04 per diluted share. This compares to a non-GAAP net income of $0.7 million, or $0.01 per diluted share, for the second quarter of 2007 and non-GAAP net income of $2.0 million, or $0.04 per diluted share, for the first quarter of 2008. Non-GAAP net income for the second quarter of 2007 and first quarter of 2008 excluded stock-based compensation expense and amortization of acquired intangibles, net of taxes.

AnalogicTech reported gross margins of 47.3% for the second quarter of 2008, compared to 55.1% for the second quarter of 2007 and 54.7% for the first quarter of 2008. Non-GAAP gross margin was 48.9% for the second quarter of 2008, compared to 56.2% for the second quarter of 2007 and 56.0% for the first quarter of 2008. Second quarter gross margin decreased sequentially, primarily due to a higher than normal excess inventory charge of $0.9 million associated with lower than anticipated net revenues. The Company ended the quarter with $110.0 million in cash, cash equivalents, and short-term investments.

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“As we previously announced, our second quarter results were impacted by prolonged weakness in China handset sales, short-term delays in the rollout of new high profile handsets by our customers and general softness in our end markets,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “While near-term the macro economic environment is expected to continue to be challenging, we remain optimistic about our long-term growth opportunities. We continue to experience design win traction across multiple product lines. The expected dollar content of a number of recent design wins is significantly higher than the Company’s historical levels. We remain focused on the continued development, introduction and roll out of high-voltage and multifunction products using ModularBCD and we are encouraged by recent successes.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the third quarter ending September 30, 2008, AnalogicTech estimates revenue in the range of $24 to $26 million, and net loss in the range of $0.03 to $0.01 per diluted share on a GAAP basis. The third quarter 2008 estimates include pre-tax quarterly share-based compensation expense in the range of $1.9 to $2.1 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income, gross margin and earnings/loss per share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income, gross margin and earnings/loss per share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

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Conference Call Details

The AnalogicTech second quarter 2008 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Monday, July 28, 2008. To participate in the live call, analysts and investors should dial 800-218-0204 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com or via the corporate website, http://www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on Friday, August 1, 2008, by dialing 800-405-2236 and entering the passcode: 11116327#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode: 11116327#.

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For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About AnalogicTech

Advanced Analogic Technologies, Inc. (AnalogicTech) is a supplier of Total Power Management(TM) semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Santa Clara, California and Macau, S.A.R., with offices in China (Beijing, Shanghai and Shenzhen), Hong Kong, Taiwan, Japan, South Korea, Sweden, France and United Kingdom, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: http://www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

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AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Jun. 30, 2008	Dec. 31 2007 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$86,834	$53,779
Short-term investments	23,145	60,448

Total cash, cash equivalents and short term investments	109,979	114,227
Accounts receivable, net of allowances	11,269	14,428
Inventories	13,732	12,214
Prepaid expenses and other current assets	1,443	2,273
Notes receivable	2,000	2,000
Deferred income taxes - current	591	591

Total current assets	139,014	145,733
Property and equipment, net	5,836	4,699
Goodwill	16,116	15,717
Intangible assets, net	1,547	2,127
Other assets	4,166	1,377
Deferred income taxes - noncurrent	7,053	6,815

	$173,732	$176,468

TOTAL ASSETS
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,710	$7,938
Accrued liabilities	4,801	8,623
Income tax payable	730	1,367

Total current liabilities	13,241	17,928
Long-term income tax payable	1,771	1,053
Long-term debt and capital lease obligations	—	41
Other long-term liabilities	196	155

Total liabilities	15,208	19,177

Total stockholders’ equity	158,524	157,291

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$173,732	$176,468

*	Amounts as of December 31, 2007 were derived from the December 31, 2007 audited financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	Jun. 30, 2008	Jun. 30, 2007	Jun. 30, 2008	Jun. 30, 2007
NET REVENUE	$21,173	$25,837	$46,274	$46,945
Cost of revenue	11,149	11,612	22,517	21,544

GROSS PROFIT	10,024	14,225	23,757	25,401
OPERATING EXPENSES:
Research and development	7,790	7,572	15,449	14,675
Sales, general and administrative	6,201	6,597	12,646	12,799
Patent litigation	482	1,488	744	3,077

Total operating expenses	14,473	15,657	28,839	30,551

LOSS FROM OPERATIONS	(4,449)	(1,432)	(5,082)	(5,150)
OTHER INCOME (EXPENSES), NET	766	1,354	1,910	2,452

LOSS BEFORE INCOME TAXES	(3,683)	(78)	(3,172)	(2,698)
PROVISION FOR INCOME TAXES	147	813	211	944

NET LOSS	$(3,830)	$(891)	$(3,383)	$(3,642)

NET LOSS PER SHARE:
Basic	$(0.08)	$(0.02)	$(0.07)	$(0.08)

Diluted	$(0.08)	$(0.02)	$(0.07)	$(0.08)

WEIGHTED AVERAGE SHARES USED IN NET LOSS PER SHARE CALCULATION:
Basic	45,687	44,602	45,589	44,461

Diluted	45,687	44,602	45,589	44,461

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:
Cost of revenues	$95	$66	$172	$131
Research and development	773	662	1,563	1,273
Sales, general and administrative	1,034	1,019	1,894	2,053

	$1,902	$1,747	$3,629	$3,457

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended		Six Months Ended
	Jun. 30, 2008	Jun. 30, 2007	Jun. 30, 2008	Jun. 30, 2007
GROSS MARGIN:
GAAP GROSS MARGIN	10,024	14,225	23,757	25,401
GAAP GROSS MARGIN %	47.3%	55.1%	51.3%	54.1%
Amortization of acquired intangibles	242	242	484	484
Stock-based compensation	95	66	172	131
NON-GAAP GROSS MARGIN	10,361	14,533	24,413	26,016
NON-GAAP GROSS MARGIN %	48.9%	56.2%	52.8%	55.4%
NET INCOME (LOSS):
NET LOSS ON GAAP BASIS:	$(3,830)	$(891)	$(3,383)	$(3,642)

Stock-based compensation	$1,902	$1,747	$3,629	$3,457
Amortization of acquired intangibles	290	290	580	580
In-process research and development	255	—	255	—
Severance related charges	167	—	167	—
Loss on liquidation of a foreign branch office	—	—	—	266
Associated tax effects	(561)	(446)	(1,006)	(942)

NET INCOME (LOSS) ON NON-GAAP BASIS:	$(1,777)	$700	$242	$(281)

EPS:
GAAP EPS, DILUTED	$(0.08)	$(0.02)	$(0.07)	$(0.08)
NON-GAAP EPS, DILUTED	$(0.04)	$0.02	$0.01	$(0.01)
Weighted average shares used to calculate non-GAAP diluted EPS:	45,687	46,774	47,123	44,461